UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2007

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2007, Midwest Energy, Inc. (“Midwest”), the Registrant’s wholly owned subsidiary, entered into a purchase and sale agreement (the “Agreement”) with MorMeg, LLC, a Kansas limited liability corporation and affiliate of Haas Oil Company, whereby Midwest acquired the entire original lessee’s interest (subject to the overriding royalty and reversionary interest described in the Agreement) in and to an oil and gas lease (the “Lease”) executed by Howard Thoren, Trustee of the E. C. Thoren Trust, as lessor, to Ross Gault, as lessee, dated August 14, 1982, and recorded in the office of the Register of Deeds of Douglas County, Kansas, in Book 357, page 560, covering approximately 240 gross acres in Douglas County, Kansas. Closing occured on April 27, 2007.

In addition to the Lease, Midwest acquired a 100% interest in and to all rights and easements incident or appurtenant to the Lease; 12 oil wells, 4 water injection wells, and one water supply well. The acquisition also included personal property, machinery and equipment comprising the wells or located on the Lease and used or obtained in connection with the development and operation thereof; and all contract rights (to the extent they are assignable) consisting of agreements for the purchase and sale of production, any rights obtained under unit agreements or declarations of units, permits, licenses, and other contracts or instruments governing or pertaining to the operation of the Lease and production from it, including the well and lease files, records and data in the possession of MorMeg pertaining to the Lease and its development and operation.

The purchase price for the Lease was $400,000, all of which was paid in cash at closing. Midwest has a 100% working interest and a .8476563 net revenue interest on production from the Lease. Through March 31, 2007, cumulative production for the Lease, since the wells were originally drilled in 1982, totaled approximately 33,400 bbl. Current production from the Lease averages 14 bbl of oil per day.

Further, upon payout of the purchase price, including operating costs and total capital expenditures, including cost of capital from the cash flow from the Lease, MorMeg shall be assigned a 25% working interest in the Lease.

The above description of the Agreement is only a summary of the material terms of the Agreement and is not a complete description of all terms of the Agreement. The summary is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.22.

Section 8 – Other Events.

On May 1, 2007, the Registrant issued a press release announcing the Lease purchase described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description

10.22	Purchase and Sale Agreement with MorMeg, LLC dated April 18, 2007
99.1	Press Release announcing the Agreement with MorMeg dated May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By:/s/ Steve Cochennet

Steve Cochennet, Chief Executive Officer

Date: May 1, 2007

4